      Exhibit 10.13

                             TERMINATION AGREEMENT
                             ---------------------

      This Termination Agreement (this "Termination Agreement") is dated as of December 15, 1993 and is by and between Warehouse Investment Partners, a
         --
California general partnership ("WIP"), its partners (the "WIP Partners") and The Vons Companies, Inc., a Michigan corporation ("Vons Michigan").

      Reference is made to that certain Real Estate Purchase Agreement and Escrow Instructions dated as of December 18, 1986 by and between WIP and The Vons Companies, Inc., a Delaware corporation ("Vons Delaware"), as such agreement and instructions may have been amended or modified, either in writing or orally (the "Agreement"). Vons Michigan (collectively, with Vons Delaware, "Vons") has succeeded to Vons Delaware's rights and obligations under the Agreement.

      Pursuant to the Agreement, among other things, Vons Delaware was obligated (subject to certain conditions to sell WIP Vons Delaware's leasehold interest (the "Interests") in (a) the Totowa Property under the Totowa Lease (as those terms are defined in the Agreement) and (b) the Trenton Property under the Trenton Lease (as those terms are defined in the Agreement). In consideration of the payment to WIP of $2,250,000, as herein provided, the parties hereto wish (a) to terminate all further obligations and liabilities of Vons under the Agreement including without limitation any obligation of Vons to transfer to WIP the Interests, (b) to terminate the Agreement and (c) to release Vons from any claims or liabilities which WIP or any of the WIP Partners may possess against Vons with respect to the Agreement.

      Now therefore, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

      1. Concurrently herewith (a) Vons is delivering to WIP the amount of $2,250,000, receipt of which is hereby acknowledged by WIP, and WIP and the WIP Partners are delivering to Vons a release executed by WIP and the WIP Partners in the form of Exhibit "A" hereto, which Exhibit is hereby incorporated herein by this reference.

      2. The Agreement is hereby terminated, and neither party will have any further obligation to the other thereunder of any nature whatsoever.

      3. WIP and Vons hereby cancel and terminate any escrows with respect to the Totowa Lease and/or the Trenton Lease, including without limitation Escrow No. 1456011-BH at First American Title Insurance Company in Santa Ana,
 California and any escrow in New Jersey at any affiliate of First American Title Insurance Company. This Termination Agreement shall serve as notice and instructions to all such escrow companies to terminate such escrows and to return to the party depositing the same any document or other property or sums theretofore deposited by such party in such escrows. Any fees payable to such escrow companies shall be the responsibility of Vons.

      4. Wip and the WIP Partners, on the one hand, and Vons, on the other hand, hereby represent and warrant to the other as follows:

            (a) The warranting party has all requisite power and authority to enter into and carry out its obligations under this Termination Agreement (and, in the case of WIP and the WIP Partners, Exhibit "A" hereto). The person executing and delivering this Termination Agreement on behalf of the warranting party (and, in the case of WIP and the WIP Partners, Exhibit "A" hereto) has been duly authorized to so act by all requisite action on the part of such party.

            (b) The execution, delivery and performance of this Termination Agreement (and, in the case of WIP and the WIP Partners, Exhibit "A" hereto) by the person executing the same on behalf of the warranting party have been duly and validly authorized and this Termination Agreement (and, in the case of WIP and the WIP Partners, Exhibit "A" hereto) constitutes a legal, valid and binding obligation of the representing party, enforceable in accordance with its terms.

            (c) The warranting party has not assigned, sold or otherwise transferred or disposed of any of its rights under the Agreement, including without limitation in the case of WIP any of its rights to purchase the Interests.

      5. WIP and the WIP Partners hereby represent and warrant to Vons that the WIP Partners who have executed this Agreement and Exhibit "A" hereto are all of the partners, general or otherwise, of WIP.

      6. This Termination Agreement (and Exhibit "A" hereto) shall be deemed to be the complete and entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, understandings or other agreements or statements between the parties and/or their representatives.

      7. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of California.

      8. Should an action be instituted by any of the parties hereto in any court of law or equity pertaining to the enforcement of any of the provisions of this Termination Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' fees and expenses.

      9. This Termination Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

      10. From time to time, at the request of the requesting party, and without further consideration and without increasing any party's obligations hereunder, each party hereto agrees to and shall execute and deliver such further instruments and take such other action as the requesting party may reasonably request in order to effectuate the transactions set forth herein, including without limitation, the execution by WIP has no interest in the Totowa Lease, the Totowa Property, the Trenton Lease na/or the Trenton Property.

      In witness whereof, the parties have executed this Termination Agreement as of the date first written above.

                                WAREHOUSE INVESTORS PARTNERS,
                                a California general partnership

                                By /s/ F. Duda
                                  -----------------------------------------
                                      General Partner

                                THE WIP PARTNERS

                                FLD Interests

                                By /s/ F. Duda
                                  -----------------------------------------
                                  Fritz L. Duda, Trustee

                                /s/ Roger E. Stangeland
                                -------------------------------------------
                                Roger E. Stangeland, as joint tenant
                                     with Lilah M. Stangeland

                                /s/ Lilah M. Stangeland
                                -------------------------------------------
                                Lilah M. Stangeland, as joint tenant
                                     with Roger E. Stangeland

                                /s/ William Y. Tauscher
                                -------------------------------------------
                                William Y. Tauscher

                                /s/ Donald J. Howard
                                -------------------------------------------
                                Donald J. Howard, as joint tenant
                                    with Corinne Howard

                                /s/ Corinne Howard
                                -------------------------------------------
                                Corinne Howard, as joint tenant
                                    with Donald J. Howard

                                Fountiene K. Prince Trust

                                By /s/ F. Duda
                                  -----------------------------------------
                                      Fritz L. Duda, Trustee

                                Fritz L. Duda Trust

                                By /s/ F. Duda
                                  -----------------------------------------
                                      Fritz L. Duda, Trustee

                                /s/ Harold Beral
                                -------------------------------------------
                                Harold Beral

                                PTJ Capital Corporation,
                                a Texas corporation

                                By /s/ Peter T. Joseph
                                  -----------------------------------------

                                THE VONS COMPANIES, INC.,
                                a Michigan corporation

                                By /s/ Terrence Joseph Wallock
                                  -----------------------------------------

                                  EXHIBIT "A"

                                GENERAL RELEASE
                                ---------------

      This General Release (this "Release") is given as of this 15th day of
                                                                ----
December, 1993, by Warehouse Investment Partners, a California general partnership, for itself and on behalf of all of its present and former partners and present and former affiliated, subsidiary and/or parent companies, or corporations, and all of their present and former partners, officers, directors, agents, employees, representatives and shareholders and by the partners of Warehouse Investment Partners executing this Release (collectively referred to as "WIP") in favor of The Vons Companies, Inc., a Michigan corporation, for itself and on behalf of all of its present and former affiliated, subsidiary and/or parent companies or corporations, and all of their present and former officers, directors, agents, employees, representatives and shareholders.

            Reference is made to that certain Termination Agreement, dated as of the date hereof, by and between Warehouse Investment Partners, the Warehouse Investment Partners executing this Release and The Von Companies, Inc. (the "Termination Agreement), to which this Release is annexed as Exhibit "A" thereto. For good and valuable consideration, receipt of which is hereby acknowledged, including without limitation the consideration referred to in the Termination Agreement, and to induce Vons to enter into the Termination Agreement, WIP and the WIP Partners (as that term is defined in the Termination AGreement) hereby agree as follows:

      1. WIP and each of the WIP Partners hereby releases and forever discharges Vons and each and every pat and present parent, subsidiary, affiliated, stockholder, officer, director, agent, servant, employee and representative of Vons from any, every, and all claims, causes of action, suits, debts, liens, contracts, obligation, agreements, promises, liabilities, demands, losses, costs or expenses of any kind, character or nature whatsoever known or unknown, fixed or contingent, which WIP or any of the WIP Partners has, may now have, or may hereafter have against said persons, or nay of them, by reason of any matter cause, or thing whatsoever from the beginning of time to the date of this Release, arising out of or based upon any activity or omission whatsoever by said persons, or any of them, in connection with or related to the Agreement (as that term is defined in the Termination Agreement).

      2. WIP and the WIP Partners acknowledge that they have been advised by legal counsel with respect to its rights and obligations under this Release and that they are familiar with the provisions of California Civil Code
 Section 1542, which reads as follows:


                  A general release does not extent to claims which the
            creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.

WIP and each of the WIP Partners hereby acknowledge that it may have sustained damages, expenses, and losses which are presently unknown or not suspected and that such damages, expenses, and losses, if any, may give rise to additional claims for damages, expenses and losses in the future which are not now anticipated by it. Nevertheless, WIP and each of the WIP Partners hereby acknowledges that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of the situation, hereby expressly waives any and all rights that it may have under California Civil Code Section 1542, as well as under any state or federal statute or common law principle of similar effect.

      3. WIP and each of the WIP Partners hereby represents and warrants that there has been no assignment, sale, or other transfer or disposition of any interest in any of the claims hereinabove released and discharged.

      4. WIP and each of the WIP Partners hereby understands that if any fact with respect to any matter covered by this Release is found to be true, it expressly accepts and assumes the risk of such possible differences in facts and agrees that this Release shall be, and remain, in effect notwithstanding such differences in fact.

      5. This Release shall (a) bind and be enforceable against any and all successors an assigns of WIP and the WIP Partners and (b) inure to the benefit of, and be enforceable by, any and all successors and assigns of Vons.

      6. This Release shall be construed and enforced pursuant to the laws of the State of California.

      7. This Release (together with the Termination Agreement) constitutes the entire agreement between WIP, the WIP Partners and Vons with respect to the Agreement, and it is expressly understood and agreed that this Release may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except by a writing expressly referring to this Release and duly executed by an authorized representative of WIP, the WIP Partners and Vons.


                                WAREHOUSE INVESTORS PARTNERS,
                                a California general partnership

                                By /s/ F. Duda
                                  -----------------------------------------

                                THE WIP PARTNERS

                                FLD Interests

                                By /s/ F. Duda
                                  -----------------------------------------
                                  Fritz L. Duda, Trustee

                                /s/ Roger E. Stangeland
                                -------------------------------------------
                                Roger E. Stangeland, as joint tenant
                                     with Lilah M. Stangeland

                                /s/ Lilah M. Stangeland
                                -------------------------------------------
                                Lilah M. Stangeland, as joint tenant
                                     with Roger E. Stangeland

                                /s/ William Y. Tauscher
                                -------------------------------------------
                                William Y. Tauscher

                                /s/ Donald J. Howard
                                -------------------------------------------
                                Donald J. Howard, as joint tenant
                                    with Corinne Howard

                                /s/ Corinne Howard
                                -------------------------------------------
                                Corinne Howard, as joint tenant
                                    with Donald J. Howard

                                Fountiene K. Prince Trust

                                By /s/ F. Duda
                                  -----------------------------------------
                                      Fritz L. Duda, Trustee

                                Fritz L. Duda Trust

                                By /s/ F. Duda
                                  -----------------------------------------
                                      Fritz L. Duda, Trustee

                                /s/ Harold Beral
                                -------------------------------------------
                                Harold Beral

                                PTJ Capital Corporation,
                                a Texas corporation

                                By /s/ Peter T. Joseph
                                  -----------------------------------------